MODIFICATION AND EXTENSION AGREEMENT

This MODIFICATION AND EXTENSION AGREEMENT (the “Agreement”) is made and entered into as of July 25, 2007 by and between Bend Arch Petroleum, Inc., a Texas corporation (the “Company”) and Proco Operating Co., Inc. (the “Note Holder”).

WHEREAS, the Company has previously entered into a promissory note (the “Note”) with the Note Holder dated June 15, 2004; and

WHEREAS, the Company and the Note Holder desire to extend the terms and provisions of the Note as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Note Holder agree as follows:

1.	Extension of Term of Note.

The term of the Note is hereby extended by sixty (60 days) and the Note shall be due and payable in full, on or before September 25, 2007.

2.	Covenant not to transfer, assign or sale.

The Company covenants that as long as the Note is outstanding and unpaid, no transfer, assignment or sale of the underlying leases and wells securing the payment of the Note will be allowed without the written approval of Note Holder.

IN WITNESS WHEREOF, each of the Company and the Note Holder has caused this Agreement to be executed as of the date first set forth hereinabove.

THE COMPANY: Bend Arch Petroleum, Inc.

By:	/s/ Charles Bitters
Charles Bitters
Director

NOTE HOLDER: Proco Operating Co., Inc.

By:	/s/ Johnnie Lee Bitters
Johnnie Lee Bitters
President